UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2024, Heron Therapeutics, Inc. (the “Company”) and Crosslink Network, LLC (“Crosslink”) entered into a Co-Promotion Agreement (the “Co-Promotion Agreement”). Pursuant to the Co-Promotion Agreement, the Company appointed Crosslink to co-promote the sale of ZYNRELEF® (bupivacaine and meloxicam) extended-release solution (the “Product”) in the United States on a co-exclusive basis for all of the Product’s current and future U.S. Food and Drug Administration (“FDA”) approved indications involving surgical procedures performed within the United States during the term of the Co-Promotion Agreement. Under the Co-Promotion Agreement, Crosslink commits to having: (i) at least 325 sales representatives promoting the Product within the United States by July 1, 2024 and (ii) at least 650 sales representatives promoting the Product within the United States by January 1, 2025 and continuing thereafter throughout the term of the Co-Promotion Agreement.

Pursuant to the Co-Promotion Agreement, the Company commits to paying Crosslink certain cash base compensation on a fixed-fee per vial basis, based on growth over a pre-determined baseline period. The Company also commits to paying Crosslink certain cash compensation in an amount up to $5,000,000 throughout the term of the Co-Promotion Agreement if certain year-over-year sales-growth milestones are met. In addition, the Company commits to awarding to a limited liability company (“Crosslink Newco”) to be formed by Crosslink up to 1,666,670 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, subject to certain performance criteria pursuant to the Co-Promotion Agreement. In the event the Co-Promotion Agreement expires or is terminated, any shares subject to this award that have not been awarded at the time of such expiration or termination are automatically forfeited by Crosslink Newco. In the event the Company undergoes a Change of Control (as defined in the Company’s Amended and Restated 2007 Equity Incentive Plan), during the Initial Period (as defined below), this award of Common Stock will be subject to acceleration pursuant to the terms of the Co-Promotion Agreement.

The term of the Co-Promotion Agreement expires on December 31, 2028 (the “Initial Period”), and will automatically renew for successive periods of one year each, unless terminated by either party pursuant to the Co-Promotion Agreement (each additional one year renewal term, a “Renewal Period”). Either party may terminate the Co-Promotion Agreement at the expiration of the Initial Period or any Renewal Period, without cause, by giving 90 days prior written notice of such termination to the other party. Subject to specified notice periods and limitations, the Company may terminate the Co-Promotion Agreement early if certain identified events or activities occur. In addition, subject to specified notice periods and limitations, either the Company or Crosslink may terminate the Co-Promotion Agreement early if upon mutual written agreement of the parties and other specified events.

The foregoing summary description of certain terms of the Co-Promotion Agreement is not complete and is qualified in its entirety by reference to the text of the Co-Promotion Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023. A copy of the press release announcing entry into the Co-Promotion Agreement is being furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	Press Release, dated January 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: January 11, 2024	/s/ Ira Duarte
Ira Duarte
Executive Vice President, Chief Financial Officer